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                                                                        EX 10.48
                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT

                   FORM OF GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 11, 1998, made by GLOBAL DECISIONS GROUP LLC, a Delaware limited liability company (the "Parent"), MCM GROUP, INC., a Delaware corporation ("MGI"), and McCARTHY, CRISANTI & MAFFEI, INC., a New York corporation (the "Borrower"), together with any other Subsidiary of the Parent or the Borrower that becomes a party hereto from time to time after the date hereof (the "Granting Parties"), in favor of THE CHASE MANHATTAN BANK ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (collectively, the "Lenders"; individually, a "Lender") from time to time parties to the Credit Agreement, dated as of February 12, 1998 (as amended, waived, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Parent, the Lenders, the Administrative Agent and Bank of America National Trust and Savings Association ("Bank of America"), as documentation agent.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the Administrative Agent for the benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Granting Party hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties (as defined below), as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Code (as defined below) are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, Instruments, Inventory and Investment Property.

                  (b) The following terms shall have the following meanings:

                  "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Bank of America": as defined in the initial paragraph hereof.

                  "Borrower Obligations": the collective reference to the "Obligations" as defined
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         in the Credit Agreement and to the unpaid principal of and interest on
         (including, without limitation, interest accruing after the maturity of such loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the loans made to the Borrower pursuant to the Letter Agreement and all other obligations and liabilities of the Borrower to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with such loans and any other document made, delivered or given in connection therewith, and which may arise under, out of, or in connection with any cash management system maintained by any Lender for the benefit of the Borrower, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

                  "Chase": as defined in the initial paragraph hereof.

                  "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Collateral":  as defined in Section 3.

                  "Collateral Account Bank": The Chase Manhattan Bank or another bank which at all times is a Lender as selected by the Borrower and notified to the Administrative Agent in writing promptly following such selection.

                  "Collateral Proceeds Account": the cash collateral account established by the relevant Grantor at an office of the Collateral Account Bank in the name of the Administrative Agent.

                  "Commitments": the collective reference to the Revolving Credit Commitments, the Swing Line Commitments, the Term Loan Commitments, the Delayed Draw Term Loan Commitments and the L/C Commitment; individually, a "Commitment".

                  "Contracts": with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof (except for the contracts listed on Schedule 8), to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

                  "Copyright Licenses": with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by such Grantor of any right to use any Copyright of such Grantor, other than intercompany agreements, including, without limitation, any license agreements listed on Schedule 5 hereto subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
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                  "Copyrights": with respect to any Grantor, all of such
         Grantor's right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, United States copyright registrations and copyright applications, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringement thereof and (c) the right to sue or otherwise recover for past, present and future infringement and misappropriation thereof.

                  "Default":  a "Default" as defined in the Credit Agreement.

                  "Event of Default": an "Event of Default" as defined in the Credit Agreement.

                  "General Fund Account": the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

                  "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof.

                  "Granting Parties": as defined in the initial paragraph hereof.

                  "Grantor": the Parent, MGI and each Domestic Subsidiary of the Parent that from time to time becomes a party hereto.

                  "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document) and which may arise under, out of, or in connection with any cash management system maintained by any Lender for the benefit of the Borrower.

                  "Guarantors": the collective reference to each Granting Party other than the Parent and the Borrower.

                  "Intellectual Property": with respect to any Grantor, the collective reference to such Grantor's Copyrights, Copyright Licenses, Trade Secrets, Trademarks and Trademark Licenses.

                  "Intercompany Note": with respect to any Grantor, any promissory note evidencing loans made by such Grantor to the Parent or any of its Subsidiaries.

                  "Issuers": the collective reference to the Persons identified on Schedule 2 as the issuers of the Pledged Stock.

                  "Letter Agreement": the letter agreement, dated February 11, 1998, among
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         Chase, Bank of America and the Borrower.

                  "Loan Documents": the collective reference to the "Loan Documents" as defined in the Credit Agreement.

                  "Loans": the collective reference to the "Loans" as defined in the Credit Agreement.

                  "Makers": the collective reference to the Persons identified on Schedule 2 as the makers of the Pledged Notes.

                  "Notes": the collective reference to the "Notes" as defined in the Credit Agreement.

                  "Obligations": (i) in the case of the Borrower, the Borrower Obligations, (ii) in the case of each Guarantor, its Guarantor Obligations and (iii) in the case of the Parent, the Parent Obligations.

                  "Parent Obligations": the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of the Parent which may arise under or in connection with this Agreement or any other Loan Document to which the Parent is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Parent pursuant to the terms of this Agreement or any other Loan Document) and which may arise under, out of, or in connection with any cash management system maintained by any Lender for the benefit of the Borrower.

                  "Pledged Collateral":  as defined in Section 3.

                  "Pledged Notes": with respect to any Pledgor, all Intercompany Notes at any time issued to such Pledgor and all other promissory notes issued to or held by such Pledgor (other than promissory notes issued in connection with extensions of trade credit by any Pledgor in the ordinary course of business), excluding Cash Equivalents (as defined in the Credit Agreement) to the extent that Cash Equivalents may be considered promissory notes.

                  "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                  "Pledged Stock": with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of such Capital Stock and any other capital stock that may be issued or granted to, or held by, such Pledgor (other than Capital Stock of the Parent issued to any Subsidiary of the Parent as permitted by subsection 8.7(a) of the Credit Agreement) while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement).

                  "Pledgor": the Parent (with respect to Pledged Stock of CERA and MGI), MGI (with respect to Pledged Stock of the Borrower), the Borrower (with respect to Pledged
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         Stock of the companies listed on Schedule 2 hereto under the name of the Borrower and any other Subsidiary of the Borrower and any other Pledged Securities held by the Borrower) and any other Granting Party (with respect to Pledged Securities held by such Granting Party).

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                  "Revolving Credit Commitments": the collective reference to the "Revolving Credit Commitments" as defined in the Credit Agreement.

                  "Secured Parties": the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender) and any Affiliate of any Lender which has entered into any Permitted Hedging Arrangement with the Parent or any of its Subsidiaries, and their respective successors and assigns.

                  "Securities Act": the Securities Act of 1933, as amended from time to time.

                  "Security Collateral":  as defined in Section 3.

                  "Trade Secrets": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriation thereof, and (b) the right to sue or otherwise recover for past, present or future misappropriation thereof.

                  "Trademark Licenses": with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Trademarks of such Grantor or such other Person's names or trademarks, whether such Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on Schedule 5, subject, in each case, to the terms of such license agreements.

                  "Trademarks": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, United States trademark and service mark registrations, and United States applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, and including, without limitation, (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriation thereof, (b) all income, royalties, damages
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         and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

                  "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party's Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.


                              SECTION 2. GUARANTEE

                  2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors.

                  (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Loans, any Reimbursement Obligations, all other Borrower Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement
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the Borrower may be free from any Borrower Obligations or (ii) as to any
Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor permitted under the Credit Agreement.

                  (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which the Loans, any Reimbursement Obligations, and all other Borrower Obligations then due and owing, are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor permitted under the Credit Agreement.

                  2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

                  2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  2.4 Amendments, etc. with respect to the Borrower Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower
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Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

                  2.5 Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in the Obligations, (d) any exchange, taking, or release of Collateral, (e) any change in the corporate structure or existence of the Borrower, (f) any application of Collateral to Obligations or (g) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect
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thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.


                      SECTION 3. GRANT OF SECURITY INTEREST

                  Each Granting Party (1) that is a Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor:

                  (a)  all Accounts;

                  (b)  all Chattel Paper;

                  (c)  all Contracts;

                  (d)  all Documents;

                  (e)  all Equipment (other than Vehicles);

                  (f)  all General Intangibles;

                  (g) all Instruments, other than any Intercompany Note to the extent that it constitutes an Instrument;

                  (h) all Investment Property, other than any Investment Property which is a Pledged Security (or would be but for the exclusion thereof in the definition of "Pledged Stock");
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                  (i)  all Intellectual Property;

                  (j)  all Inventory;

                  (k) all deposit accounts with Chase and Bank of America (to the extent a security interest in such deposit accounts may be perfected by this Agreement under the Uniform Commercial Code (or other similar laws) in effect in the applicable jurisdiction with respect to the security interest created hereby);

                  (l) all support obligations, letters of credit, commercial tort claims (to the extent a security interest in such letters of credit may be perfected by the filing of any financing statement or financing statements under the Uniform Commercial Code (or other similar laws) in effect in the applicable jurisdiction with respect to the security interest created hereby);

                  (m)  to the extent not included, all other personal property;

                  (n)  all books and records pertaining to any of the foregoing;

                  (o)  the Collateral Proceeds Account; and

                  (p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

and (2) that is a Pledgor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Pledged Securities (other than the Capital Stock of McCarthy, Crisanti & Maffei S.A.) now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof (the "Pledged Collateral"), as collateral security for the prompt and complete performance when due (whether at the stated maturity by acceleration or otherwise) of the Obligations of such Pledgor; (the Collateral (if any) and the Pledged Collateral (if any) of any Granting Party being collectively referred to herein as such Granting Party's "Security Collateral");

provided however, that (x) Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral (including any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock); and (y) in the case of any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Trademark Licenses or other contracts or agreements with or issued by Persons (other than a Subsidiary of the Parent that is a party to this Agreement) that would otherwise be included in the Security Collateral, no security interest in the right, title and interest of any Granting Party thereunder or therein will be granted pursuant to this Section 2 (and such Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Trademark Licenses or other contracts or agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of a security interest in the right, title and interest of such Grantor thereunder or therein pursuant to the terms hereof would result in a breach, default or termination of such Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Trademark Licenses or other contracts or agreements; and (z) in the case of the Equipment that would otherwise be included in the foregoing Collateral, the foregoing will not be deemed to grant a security interest therein under this Agreement (and such Equipment shall not be deemed to constitute a part of the Collateral) if such Equipment is subject to a Lien permitted by subsection 8.3(h) of the Credit Agreement.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  4.1 Representations and Warranties of Each Guarantor. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party or to the Transaction Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects as of the date hereof, and the Administrative Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent's or the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

                  4.2 Representations and Warranties of Each Grantor. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

                  4.2.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on such Grantor's Collateral by the Credit Agreement (including without limitation subsection 8.3 thereof), such Grantor owns each item of such Grantor's Collateral free and clear of any and all Liens. Except as set forth on Schedule 6, no financing statement or other similar public notice with respect to all or any part of such Grantor's Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or in respect of Liens that are permitted by the Credit Agreement (including without limitation subsection 8.3 thereof) or any other Loan Document or for which termination statements will be delivered on the Effective Date.

                  4.2.2 Perfected First Priority Liens. (i) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor's Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (ii) Except with respect to (A) Liens on Equipment constituting Fixtures, (B) any rights reserved in favor of the United States government as required under law, (C) Liens upon Trademarks and Trademark Licenses to the extent that (I) such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (II) such Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Parent and its Subsidiaries taken as a whole,
(D) Liens on uncertificated securities, (E) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (F) Liens on contracts or receivables on which the United States of America or any department, agency, or instrumentality thereof is the obligor, (G) Liens on Proceeds of receivables and Inventory, until transferred to or deposited in the Collateral Proceeds Account (if any), (H) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction and (I) Liens on Investment Property that is not delivered to the Administrative Agent or as to which the Administrative Agent does not maintain continuous possession, upon filing of the financing statements delivered to the Administrative Agent by such Grantor on the Effective Date in the jurisdictions listed on Schedule 5.15 to the Credit Agreement (which financing statements are in proper form for filing in such jurisdictions) (and the recording of any Trademark Security Agreement, as set forth therein, and the making of filings after the Effective Date in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Administrative Agent of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and, to the extent provided herein, perfected security interests in such Grantor's Collateral (but as to the Copyrights and Copyright Licenses and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Administrative Agent for the benefit of the Secured Parties, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to subsection 8.3 of the Credit Agreement), and which Liens are enforceable as such as against all other Persons (except to the extent that the recording of an assignment or other transfer of title to the Administrative Agent in the United States Patent and Trademark Office may be necessary for enforceability, and except, with respect to goods only, buyers in the ordinary course of business to the extent provided in
Section 9-307(1) of the Code), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing.

                  4.2.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 3.

                  4.2.4 Inventory and Equipment. On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods) in the United States are kept at the locations listed on Schedule 4.

                  4.2.5 Farm Products. None of such Grantor's Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.2.6 Accounts. The amount represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor's Accounts will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. The places where such Grantor keeps its records concerning such Grantor's Accounts are listed on Schedule 7 or such other location or locations of which such Grantor shall have provided prior written notice to the Administrative Agent pursuant to Section 5.2.5 hereof. Unless otherwise indicated in writing to the Administrative

Agent, each Account of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the normal course of business or as such Grantor may otherwise advise the Administrative Agent in writing.

                  4.2.7 Intellectual Property. Schedule 5 lists all material Trademarks (including, without limitation, Trademarks registered in the United States Patent and Trademark Office) owned by such Grantor in its own name as of the date hereof and all material Trademark Licenses (including, without limitation, material Trademark Licenses for registered Trademarks) owned by such Grantor in its own name as of the date hereof.

                  4.3 Representations and Warranties of Each Pledgor. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Pledgor hereby represents and warrants to the Administrative Agent and each other Secured party that:

                  4.3.1 The shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of each Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of each such Domestic Subsidiary owned by such Pledgor and (ii) in the case of each Foreign Subsidiary such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary.

                  4.3.2 All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable.

                  4.3.3 Such Pledgor is the record and beneficial owner of, and has good and valid title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens imposed by operation of law.

                  4.3.4 Upon delivery to the Administrative Agent of the certificates evidencing the Pledged Securities held by such Pledgor, the security interest created by this Agreement in such Pledged Collateral, assuming the continuing possession of such Pledged Securities by the Administrative Agent, will constitute a valid, perfected first priority security interest in such Pledged Collateral to the extent provided in the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Collateral from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                              SECTION 5. COVENANTS

                  5.1 Covenants of Each Guarantor. Each Guarantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Obligations, and all other Obligations then due and owing, shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                  5.2 Covenants of Each Grantor. Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Obligations, and all other Obligations then due and owing, shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  5.2.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor's Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument (other than any Cash Equivalents that also constitute an Instrument) or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

                  5.2.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring such Grantor's Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or otherwise reasonably satisfactory to the Administrative Agent and
(iv) be reasonably satisfactory in all other respects to the Administrative
Agent.

                  (c) Such Grantor (if the Parent or the Borrower) shall deliver to the Administrative Agent and the other Secured Parties reports of one or more reputable insurance brokers of the individual insurance companies with respect to such insurance as the Administrative Agent may from time to time reasonably request.

                  5.2.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon such Grantor's Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Grantor's Collateral, except that no such tax, assessment, charge, levy or claim need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral.

                  5.2.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor's Collateral as a perfected security interest having at least the priority described in Section 4.2.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing such Grantor's Collateral and such other reports in connection with such Grantor's Collateral as the Administrative Agent may reasonably request in writing, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in the applicable jurisdiction in the United States with respect to the security interests created hereby.

                  5.2.5 Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent, if applicable, of a written supplement to Schedule 4 showing any additional location at which such Grantor's Inventory or Equipment shall be kept:

                  (i) permit any of such Grantor's Inventory or Equipment to be kept at a location other than the location(s) applicable to such Grantor listed on Schedule 4 (other than Inventory or Equipment being conveyed, sold, leased, assigned, transferred or otherwise disposed of as permitted by the Credit Agreement);

                  (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.2.3; or

                  (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading;

provided that, prior to taking any such action, or promptly after receiving a written request therefor from the Administrative Agent, such Grantor shall deliver to the Administrative Agent all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

                  5.2.6 Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of such Grantor's Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of such Grantor's Collateral or on the security interests created hereby.

                  5.2.7 Pledged Securities. In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.3.1 with respect to the Pledged Stock issued by it and
(iii) the terms of

Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

                  5.2.8 Accounts. (a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor's Accounts, (ii) compromise or settle any such Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any such Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts.

                  5.2.9 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Administrative Agent's and the other Secured Parties' further security, the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all of such Grantor's books and records pertaining to such Grantor's Collateral.

                  5.2.10 Acquisition of Intellectual Property. Within 45 days after the end of each calendar quarter, such Grantor will notify the Administrative Agent of any acquisition by such Grantor of (i) any material registration of Copyright or Trademark or (ii) any exclusive rights under a material Copyright License or Trademark License, and shall take such actions as may be reasonably requested by the Administrative Agent (but only to the extent such actions are within such Grantor's control) to perfect the security interest granted to the Administrative Agent and the other Secured Parties therein (including, without limitation, (x) the execution and delivery of a Trademark Security Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) or other comparable agreements with respect to Copyrights or Copyright Licenses and (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction in the United States and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, other applicable office in the United States).

                  5.2.11 Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

                  5.3 Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Loans, any Reimbursement Obligations, and all other Obligations then due and owing shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  5.3.1 If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement). If any property shall be distributed upon or with respect to the Pledged Stock pursuant to the liquidation or dissolution of, or the recapitalization or reclassification of the capital of, any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any property so distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such property is delivered to the Administrative Agent, hold such property in trust for the Secured Parties, segregated from other property of such Pledgor, as additional collateral security for the Obligations.

                  5.3.2 Without the prior written consent of the Administrative Agent, such Pledgor will not (except pursuant to a transaction permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law.

                  5.3.3 Such Pledgor shall maintain the security interest created by this Agreement in such Pledgor's Pledged Collateral as a perfected security interest having at least the priority described in Section 4.3.4 and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor.

                         SECTION 6. REMEDIAL PROVISIONS

                  6.1 Certain Matters Relating to Accounts. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                  (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Accounts and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any Proceeds constituting collections of such Accounts, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in the Collateral Proceeds Account established by such Grantor maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section , and
(ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Collateral Account Bank (or by any Guarantor in trust for the benefit of the Administrative Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default has occurred and is continuing, at the Administrative Agent's election, the Administrative Agent may apply all or any part of the funds on deposit in the Collateral Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in Section 6.5 hereof. At any time when an Event of Default has occurred and is continuing, at the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to such Grantor's Accounts, including, without limitation, all statements relating to such Grantor's Accounts.

                  (c) General Fund Account. Each Grantor agrees that the proceeds of substantially all of its Accounts shall be deposited in a General Fund Account. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor's Collateral Proceeds Account (if any) to such Grantor's General Fund Account. In the event that an Event of Default has occurred and is continuing, the Administrative Agent and the Grantors agree that the Administrative Agent, at its option, may require that each Collateral Proceeds Account be established at The Chase Manhattan Bank. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

                  6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time and from time to time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Accounts and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on such Grantor's Accounts and parties to such Grantor's Contracts (in each case, to the extent constituting Collateral) that such Accounts and such Contracts have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Administrative Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor's Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) in respect of the Pledged Stock which would reasonably be expected to materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. The Administrative Agent agrees that at any time and from time to time the Pledgor thereof may agree to amendments, waivers, extensions and reductions (including forgiveness) of any Pledged Notes arising from the acquisition of any Capital Stock of the Parent, without any consent of the Administrative Agent or any Lender.

                  (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Administrative Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in Section 7 other than in accordance with Section 7.

                  (c) Each Pledgor hereby authorizes and instructs each Issuer or Maker of any Pledged Securities pledged by such Pledgor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and (y) is otherwise in accordance with the terms of this Agreement (including Section 6.3(b)), without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or Maker shall be fully protected in so complying.

                  6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, and the Administrative Agent shall have instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in such Collateral Proceeds Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section .

                  6.5 Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party's Security Collateral received by the Administrative Agent (whether from the relevant Granting Party or otherwise) shall be held by the Administrative Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Obligations of the relevant Granting Party then due and owing in the following order of priority:

                  FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with this Agreement, the Credit Agreement, any other Loan Document or any of the Obligations of the relevant Granting Party, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent of any right or remedy under this Agreement, the Credit Agreement, or any other Loan Document;

                  SECOND, to the ratable satisfaction of all other Obligations of the relevant Granting Party; and

                  THIRD, to the relevant Granting Party or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

                  6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in any Granting Party, which right or equity is hereby waived or released. Each Granting Party further agrees, at the Administrative Agent's request, to assemble the Security Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Granting Party's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party, in the order of priority specified in Section 6.5 above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Granting Party. To the extent permitted by applicable law, each Granting Party waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder, except to the extent arising as a result of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Administrative Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Such Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Such Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  6.8 Waiver; Deficiency. Each Granting Party (other than the Borrower) waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code, to the extent permitted by applicable law. Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

                       SECTION 7. THE ADMINISTRATIVE AGENT

                  7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Granting Party hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor's Pledged Collateral, and (y) each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

                  (ii) in the case of any Copyright or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in such Copyright or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

                  (iv) (i) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor;
         (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (vii) subject to any existing reserved rights or licenses, assign any Copyright or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Administrative Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Granting Party fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may, after prior notice to such Grantor, perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans which are Term Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the Administrative Agent on demand.

                  (d) Each Granting Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.

                  7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent's and the other Secured Parties' interests in the Security Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the Code and any other applicable United States law, each Granting Party authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party's Security Collateral without the signature of such Granting Party in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any such jurisdiction.

                  7.4 Authority of Administrative Agent. Each Granting Party acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Granting Parties the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  7.5 Right Of Inspection. Upon reasonable written advance notice to any Grantor and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Granting Party, and the Administrative Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Granting Party agrees to render to the Administrative Agent, at such Granting Party's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and its representatives shall also have the right, upon reasonable advance written notice to such Granting Party, to enter during normal business hours into and upon any premises owned, leased or operated by such Granting Party where any of such Granting Party's Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.


                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Granting Party may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

                  8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Granting Party hereunder shall be effected in the manner provided for in subsection 12.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Administrative Agent given in accordance with subsection 12.2 of the Credit Agreement.

                  8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all their respective reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Secured Parties and the Administrative Agent.

                  (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities"), in each case to the extent the Borrower would be required to do so pursuant to subsection 12.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Administrative Agent or any Secured Party.

                  (c) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Administrative Agent and the Secured Parties and their respective successors and assigns; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  8.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Borrower, any such notice being expressly waived by each Guarantor and by the Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under Section 9(a) of the Credit Agreement and any amount remaining unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative

Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such other Secured Party may elect. The Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

                  8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The Parent shall only become a party hereto upon its execution and delivery of this Agreement, and upon the execution and delivery hereof by all other parties listed on the signature page hereto, this Agreement shall be binding on each of them.

                  8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Administrative Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 8.2 or at such other address of which the Administrative Agent (in the case of any other party hereto) or the Borrower (in the case of the Administrative Agent) shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

                  8.13 Acknowledgements. Each Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

                  8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.15 Additional Granting Parties. Each new Domestic Subsidiary of the Parent or the Borrower that is required to become a party to this Agreement pursuant to subsection 8.13 of the Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.16 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations then due and owing shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the Administrative Agent shall deliver to such Granting Party any Security Collateral held by the Administrative Agent hereunder, and execute and deliver to such Granting Party such documents (including without limitation UCC termination statements) as such Granting Party shall reasonably request to evidence such termination.

                  (b) In connection with the sale or other disposition of all or any portion of the Capital Stock of any Guarantor or the sale or other disposition of Security Collateral permitted under the Credit Agreement and any release of such Guarantor from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, the Borrower shall deliver to the Administrative Agent, a written request for release identifying such Guarantor or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. The Administrative Agent shall execute and deliver to the relevant Granting Party (at the sole cost and expense of such Granting Party) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of the Liens created hereby on such Security Collateral as such Granting Party may reasonably request.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                           GLOBAL DECISIONS GROUP LLC


                                           By:      ____________________________
                                                    Name:
                                                    Title


                                           MCM GROUP, INC.


                                           By:      ____________________________
                                                    Name:
                                                    Title


                                           McCARTHY, CRISANTI & MAFFEI, INC.


                                           By:      ____________________________
                                                    Name:
                                                    Title


Acknowledged and Agreed to as
of the date hereof by:

THE CHASE MANHATTAN BANK, as
Administrative Agent


By:      _______________________________
         Name:
         Title:

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS



MCM Group, Inc.
c/o McCarthy, Crisanti & Maffei, Inc.
One Chase Manhattan Plaza
New York, NY  10005
Attention:  David Nixon
Telephone:  (212) 509-5800
Telecopy:  (212) 908-4345



with Copies to:

Brera Capital Partners, LLC
590 Madison Avenue
New York, NY  10022
re:  McCarthy, Crisanti & Maffei, Inc.
Attention:  Andrew Sutton
Telephone:  (212) 835-1354
Telecopy:  (212) 835-1399


and

Debevoise & Plimpton
875 Third Avenue
New York, New York  10022
Attention:  Steven R. Gross, Esq.
Telephone:  (212) 909-6586
Telecopy: (212) 909-6836

                                                                      Schedule 2


                        DESCRIPTION OF PLEDGED SECURITIES


PLEDGED STOCK:


                                                                              Stock Certificate             No. of
                    Issuer                           Class of Stock                  No.                    Shares
-------------------------------------------      ---------------------     ---------------------     ------------------



                                                                      Schedule 3

       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE
                            OR SOLE PLACE OF BUSINESS

         Granting Party                                                           Location
         --------------                                                           --------

Global Decisions Group LLC                                     Jurisdiction of Organization:
                                                               Delaware

                                                               Chief Executive Office:




MCM Group, Inc.                                                New York, NY
                                                               Jurisdiction of Organization:
                                                               Delaware

                                                               Chief Executive Office:

                                                               New York, NY

McCarthy, Crisanti & Maffei, Inc.                              Jurisdiction of Organization:
                                                               New York

                                                               Chief Executive Office:
                                                               New York, NY

                                                                      Schedule 4

                       LOCATION OF INVENTORY AND EQUIPMENT


      Granting Party                                               Locations

Global Decisions Group LLC


MCM Group, Inc.


McCarthy, Crisanti & Maffei, Inc.

                                                                      Schedule 5



                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 6

                              EXISTING PRIOR LIENS

                                                                      Schedule 7

                                    ACCOUNTS

                                                                      Schedule 8

                                    CONTRACTS

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement


                  ASSUMPTION AGREEMENT, dated as of _________ __, 199_, made by ______________________________, a ______________ [corporation] (the "Additional
Granting Party"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, McCarthy, Crisanti & Maffei, Inc., a New York corporation (the "Borrower"), Global Decisions Group LLC, a Delaware limited liability company (the "Parent"), the Lenders, the Administrative Agent and Bank of America National Trust and Savings Association, as documentation agent, are parties to a Credit Agreement, dated as of February 12, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Parent, MCM Group, Inc., a Delaware corporation, the Borrower and certain of their Subsidiaries (if any) are, or are to become, parties to the Guarantee and Collateral Agreement, dated as of February 11, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);

                  WHEREAS, the Additional Grantor is a member of an affiliated group of companies that includes the Parent, the Borrower and the other Granting Parties to the Guarantee and Collateral Agreement; the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Granting Parties (including the Additional Grantor) in connection with the operation of their respective businesses; and the Parent, the Borrower and the other Granting Parties (including the Additional Grantor) are engaged in related businesses, and each such Granting Party (including the Additional Grantor) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

                  WHEREAS, the Credit Agreement requires the Additional Granting Party to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;


                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Granting Party, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor [,Grantor and Pledgor] [and Grantor] [and Pledgor] (1) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor]
(2) thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. The Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Grantor, in its capacities as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor], (3) contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTING PARTY]


                                        By:      _______________________________
                                                 Name:
                                                 Title:

--------

(1) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.
(2) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.
(3) Indicate the capacities in which the Additional Grantor is becoming a Granting Party.

                                                                    Annex 1-A to
                                                            Assumption Agreement

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----


SECTION 1.  DEFINED TERMS.......................................................................................  1
         1.1        Definitions.................................................................................  1
         1.2        Other Definitional Provisions...............................................................  6

SECTION 2.  GUARANTEE...........................................................................................  7
         2.1        Guarantee...................................................................................  7
         2.2        Right of Contribution.......................................................................  8
         2.3        No Subrogation..............................................................................  8
         2.4        Amendments, etc. with respect to the Borrower Obligations...................................  8
         2.5        Guarantee Absolute and Unconditional........................................................  9
         2.6        Reinstatement............................................................................... 10
         2.7        Payments.................................................................................... 10

SECTION 3.  GRANT OF SECURITY INTEREST.......................................................................... 10

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................................................... 12
         4.1        Representations and Warranties of Each Guarantor............................................ 12
         4.2        Representations and Warranties of Each Grantor.............................................. 12
         4.2.1      Title; No Other Liens....................................................................... 12
         4.2.2      Perfected First Priority Liens.............................................................. 13
         4.2.3      Chief Executive Office...................................................................... 14
         4.2.4      Inventory and Equipment..................................................................... 14
         4.2.5      Farm Products............................................................................... 14
         4.2.6      Accounts.................................................................................... 14
         4.2.7      Intellectual Property....................................................................... 14
         4.3        Representations and Warranties of Each Pledgor.............................................. 14

SECTION 5.  COVENANTS........................................................................................... 15
         5.1        Covenants of Each Guarantor................................................................. 15
         5.2        Covenants of Each Grantor................................................................... 15
         5.2.1      Delivery of Instruments and Chattel Paper................................................... 15
         5.2.2      Maintenance of Insurance.................................................................... 16
         5.2.3      Payment of Obligations...................................................................... 16
         5.2.4      Maintenance of Perfected Security Interest; Further Documentation........................... 16
         5.2.5      Changes in Locations, Name, etc............................................................. 17
         5.2.6      Notices..................................................................................... 17
         5.2.7      Pledged Securities.......................................................................... 17
         5.2.8      Accounts.................................................................................... 18
         5.2.9      Maintenance of Records...................................................................... 18
         5.2.10     Acquisition of Intellectual Property........................................................ 18
         5.2.11     Protection of Trade Secrets................................................................. 18
         5.3        Covenants of Each Pledgor................................................................... 18

SECTION 6.  REMEDIAL PROVISIONS................................................................................. 20
         6.1  Certain Matters Relating to Accounts.............................................................. 20

         6.2  Communications with Obligors; Grantors Remain Liable.............................................. 21
         6.3  Pledged Stock..................................................................................... 21
         6.4  Proceeds to be Turned Over To Administrative Agent................................................ 22
         6.5  Application of Proceeds........................................................................... 23
         6.6  Code and Other Remedies........................................................................... 23
         6.7  Registration Rights............................................................................... 24
         6.8  Waiver; Deficiency................................................................................ 25

SECTION 7.  THE ADMINISTRATIVE AGENT............................................................................ 25
         7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc....................................... 25
         7.2  Duty of Administrative Agent...................................................................... 27
         7.3  Execution of Financing Statements................................................................. 28
         7.4  Authority of Administrative Agent................................................................. 28
         7.5  Right Of Inspection............................................................................... 28

SECTION 8.  MISCELLANEOUS....................................................................................... 28
         8.1  Amendments in Writing............................................................................. 28
         8.2  Notices........................................................................................... 29
         8.3  No Waiver by Course of Conduct; Cumulative Remedies............................................... 29
         8.4  Enforcement Expenses; Indemnification............................................................. 29
         8.5  Successors and Assigns............................................................................ 30
         8.6  Set-Off........................................................................................... 30
         8.7  Counterparts...................................................................................... 30
         8.8  Severability...................................................................................... 30
         8.9  Section Headings.................................................................................. 30
         8.10  Integration...................................................................................... 31
         8.11  GOVERNING LAW.................................................................................... 31
         8.12  Submission To Jurisdiction; Waivers.............................................................. 31
         8.13  Acknowledgements................................................................................. 31
         8.14  WAIVER OF JURY TRIAL............................................................................. 32
         8.15  Additional Granting Parties...................................................................... 32
         8.16  Releases......................................................................................... 32

SCHEDULES

1        Notice Addresses of Guarantors
2        Description of Pledged Securities
3 Location of Jurisdiction of Organization and Chief Executive Office or Sole Place of Business
4        Location of Inventory and Equipment
5        Copyrights and Copyright Licenses; Trademarks and Trademark Licenses
6        Existing Prior Liens
7        Accounts
8        Contracts


ANNEXES

1        Assumption Agreement

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT




















                                     FORM OF

                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                           GLOBAL DECISIONS GROUP LLC,


                                MCM GROUP, INC.,


                        McCARTHY, CRISANTI & MAFFEI, INC.


                                       and

            certain of their Subsidiaries, if any, from time to time

                                   in favor of

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                          Dated as of February 11, 1998